Exhibit 16.1



                      [Letterhead of Arthur Andersen LLP
                                  Suite 1900
                                717 17th Street
                            Denver, CO  80202-3341
                                 303 295 1900]


March 31, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Dear Gentlemen:

We have read the statements made by South Hertfordshire United Kingdom Fund, Ltd. (formerly Jones United Kingdom Fund, Ltd.) which we understand will be filed with the Commission, pursuant to Item 9 of Form 10-K, as part of the Company's Form 10-K report for the year ended December 31, 1994. We agree with the statements concerning our Firm in such Form 10-K.

Very truly yours,


/s/ Arthur Andersen LLP